UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2007

CYMER, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or jurisdiction of incorporation)	0-21321 (Commission File Number)	33-0175463 (I.R.S. Employer Identification No.)

17075 THORNMINT COURT

SAN DIEGO, CALIFORNIA 92127

(Address of principal executive offices)

(858) 385-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 17, 2007, our stockholders approved an amendment and restatement of our 2005 Equity Incentive Plan (the “Incentive Plan”) to increase the number of shares of common stock authorized for issuance under the Incentive Plan from 1,000,000 shares to a total of 2,000,000 shares; and to expand the type and nature of the awards available for grant under the Incentive Plan to include cash awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The foregoing description is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Cymer, Inc. 2005 Equity Incentive Plan, as amended and restated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

Date: May 18, 2007	By:	/s/ Nancy J. Baker
Nancy J. Baker
Senior Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

99.1	Cymer, Inc. 2005 Equity Incentive Plan, as amended and restated.